INFANTE LAGO & COMPANY
                   Certified Public Accountants


                                     Biscayne Centre - Suite 288
                                     11900 Biscayne Boulevard
                                     North Miami, Florida 33181


April 27, 2000



Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549


Re:   Dismissal as Independent Auditor for SK Technologies Corp.

Gentlemen:

The undersigned has been provided with a copy of a Form 8-K, fax date of April 26, 2000, being filed with the Securities and Exchange Commission by SK Technologies Corp. relating to the replacement of this firm by Berkovits & Company, P.A. This firm agrees with the contents of the Form 8-K as presented to us on April 26, 2000.

Very truly yours,



Infante, Lago & Company